NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase ____________ shares of Common Stock of MamaMancini’s Holdings, Inc. (subject to adjustment as provided herein)

FORM OF COMMON STOCK PURCHASE WARRANT

No. __________	Issue Date: ____________, 2015

MAMAMANCINI’s HOLDINGS, INC., a corporation organized under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, ______________________, with an address at _______________________________________, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.D.T. on the five (5) year anniversary of the Issue Date (the “Expiration Date”), up to                        fully paid and non-assessable shares of Common Stock at a per share purchase price of $1.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), of even date herewith, entered into by the Company and Holder.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall mean MamaMancini’s Holdings, Inc., a Nevada corporation.

(b) The term “Common Stock” includes (i) the Company’s Common Stock, $0.00001 par value per share and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

(d) The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 hereof or upon exercise of this Warrant in part in accordance with Section 1.3 hereof, shares of Common Stock of the Company, subject to adjustment pursuant to Section 2 hereof.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivered within two (2) business days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2 hereof, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, upon the written request of the Holder, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Fair Market Value. For purposes of this Warrant, the Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on an exchange or on the NASDAQ Capital Market, NASDAQ Global Select Market, the New York Stock Exchange or the NYSE Euronext, the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;

(b) If the Company’s Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE Euronext, but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, the average of the closing bid and ask prices reported for the five (5) trading days immediately prior to (but not including) the Determination Date;

(c) Except as provided in clause (d) below and Section 3.1 hereof, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company shall mutually agree, or in the absence of such an agreement after good faith efforts of the Company and the Holder to reach an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the purchase price listed in the Subscription Form is received as specified in Section 2 hereof, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part and the payment is made, and in any event within five (5) business days thereafter (“Warrant Share Delivery Date”), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of, and delivered to, the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, either (i) cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 hereof or otherwise (ii) an extra share of Common Stock. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. If a warrant holder notifies the Company of such Holder’s election to exercise and the Company does not deliver the shares of Common Stock issuable upon such exercise, and the Holder has to buy shares of the Company’s Common Stock on the open market because of the Holder’s obligation to deliver shares of Common Stock, then the Company will pay such Holder the difference between the price paid on the open market and the value of such Common Stock on the date of exercise. The Company will also pay interest at the annual rate of 15% for each day that it is late in delivering shares of its Common Stock.

2. Adjustment for Reorganization, Consolidation, Merger, etc.

2.1. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

2.2. Continuation of Terms. Upon any Reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 2 hereof, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such Reorganization, or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 5 hereof.

2.3. Adjustment of Purchase Price. Until the Expiration Date, if at any time the Company shall issue or sell, or is, in accordance with subparagraphs 2.3(a) through 2.3(d) below, deemed to have issued or sold, any shares of Common Stock, except for Excepted Issuances (as defined below) for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to the price determined by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price and (ii) the consideration, if any, received by the Company upon such issue or sale, by (b) the total number of shares of Common Stock outstanding immediately after such issue or sale. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.00001 per share of Common Stock. Notwithstanding the foregoing, the Purchase Price shall not be reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and the reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

For purposes of this Section 2.3, the following Sections 2.3(a) to 2.3(d) shall also be applicable:

(a) In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 2.3, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(b) In case at any time the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such Purchase or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the Purchase or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the Purchase or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon Purchase or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in Section (C), no adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon Purchase or exchange of such Convertible Securities and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this Section 2.3, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

(c) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 2.3(a), the additional consideration, if any, payable upon the Purchase or exchange of any Convertible Securities referred to in Section 2.3(a) or 2.3(b), or the rate at which Convertible Securities referred to in Section 2.3(a) or 2.3(b) are convertible into or exchangeable for Common Stock shall change at any time (including but not limited to changes under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or Purchase rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby reduced; and on the expiration or termination of any such Option or any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(d) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(e) Excepted Issuances means: (i) the Company’s issuance of Common Stock in full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to employee stock option plans, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant and (v) issuance of Common Stock as a result of the exercise of this Warrant.

3. Registration Rights. The Holder of this Warrant shall have such registration rights for the Warrant Shares as are contained in the Subscription Agreement.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants or in the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent (as defined herein) of the Company (appointed pursuant to Section 10 hereof). Holder will be entitled to the benefit of the adjustment regardless of the giving of such notice. The timely giving of such notice to Holder is a material obligation of the Company.

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days’ prior notice from the Holder to the Company to increase such percentage.

10. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging this Warrant pursuant to Section 7 hereof, and replacing this Warrant pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11. Transfer on the Company’s Books . Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to MamaMancini’s Holdings, Inc., 25 Branca Road, East Rutherford, NJ, 07073 Attn: Carl Wolf, with a copy by fax only to (which shall not constitute notice) Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Iselin, NJ 08830, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 395-4401, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant.

13. Law Governing This Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its principles of conflicts of laws or of any other State. Any action brought by either party hereto against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New Jersey or in the federal courts located in the state and county of New Jersey. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and the Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to, such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

MAMAMANCINI’S HOLDINGS, INC.

By:
Name:	Carl Wolf
Title:	Chief Executive Officer

Exhibit A

FORM OF EXERCISE

(To be signed only on exercise of Warrant)

TO: MAMAMANCINI’S HOLDINGS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.________), hereby irrevocably elects to purchase (check applicable box):

__________ shares of the Common Stock covered by such Warrant; or ___.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $ _______________. Such payment takes the form of (check applicable box or boxes):

____$ __________ in lawful money of the United States; and/or

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _______________________, whose address is _________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated: _____________________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of MAMAMANCINI’S HOLDINGS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of MAMAMANCINI’S HOLDINGS, INC., with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ___________________, ____
(Signature must conform to name of holder as specified
on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)